July 19, 2012

Amendment to Asset Purchase Agreement

The Asset Purchase Agreement (this “Agreement”) made as of November 1, 2011, by and between Solar Energy Initiatives, Inc., a Delaware corporation (SNRY) (“Buyer”), and Solcial Fly Marketing Inc. (DBA Internet Digital Marketing) a Florida corporation (SFM), (“Seller”), by mutual consent of both parties is hereby extended to September 15, 2012.

Buyer:	Seller:
Solar Energy Initiatives, Inc.	Social Fly Marketing, Inc.
A Delaware corporation	a Florida corporation
By:/s/David Fann	By:/s/Michael Rich
Name: David Fann	Name: Michael Rich
Title: Chief Executive Officer	Title: Owner